EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to Amendment No. 2 in this Registration Statement on Form S-3 of our report dated December 5, 2003 relating to the financial statements and financial statement schedules, which appears in Electronic Clearing House Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Los Angeles, California
January 16, 2004